                                EXHIBIT A.(XIII)
                                     FORM OF
            ARTICLES SUPPLEMENTARY OF THE HARTFORD MUTUAL FUNDS, INC.

     The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue twenty four billion eight hundred million (24,800,000,000) shares of $0.001 par value common stock, having an aggregate par value of twenty four million eight hundred thousand dollars ($24,800,000), as listed below:

                                               Class A        Class B       Class C       Class Y
                  Series                        Shares         Shares        Shares        Shares
                  ------                    -------------   -----------   -----------   -----------
The Hartford Advisers Fund                    375,000,000   175,000,000   110,000,000   100,000,000
The Hartford Capital Appreciation Fund        285,000,000   175,000,000   110,000,000    50,000,000
The Hartford Capital Appreciation II Fund     200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Capital Preservation Fund        285,000,000    75,000,000   200,000,000   100,000,000
The Hartford Disciplined Equity Fund          125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Dividend and Growth Fund         325,000,000    75,000,000    50,000,000    50,000,000
The Hartford Equity Income Fund               125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Floating Rate Fund               200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Focus Fund                       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Focus Growth Fund                125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Communications Fund       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Financial Services
   Fund                                       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Health Fund               125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Leaders Fund              125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Global Technology Fund           125,000,000    75,000,000    50,000,000    50,000,000
The Hartford High Yield Fund                  125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Income Fund                      125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Inflation Plus Fund              155,000,000   105,000,000    90,000,000    50,000,000
The Hartford International Capital
   Appreciation Fund                          125,000,000    75,000,000    50,000,000    50,000,000
The Hartford International Opportunities
   Fund                                       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford International Small Company
   Fund                                       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford MidCap Fund                      225,000,000    75,000,000   110,000,000    50,000,000

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
The Hartford MidCap Growth Fund               200,000,000   200,000,000   200,000,000   200,000,000
The Hartford MidCap Value Fund                125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Money Market Fund              1,200,000,000   500,000,000   500,000,000   500,000,000
The Hartford Principal Protection Fund        125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Retirement Income Fund           200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select MidCap Growth Fund        200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select MidCap Value Fund         200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select SmallCap Growth Fund      200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Select SmallCap Value Fund       200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Short Duration Fund              125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Small Company Fund               125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Stock Fund                       125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Tax-Free California Fund         125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Tax-Free New York Fund           125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Target Retirement 2010 Fund      200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Target Retirement 2020 Fund      200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Target Retirement 2030 Fund      200,000,000   200,000,000   200,000,000   200,000,000
The Hartford Total Return Bond Fund           125,000,000    75,000,000    50,000,000    50,000,000
The Hartford Value Fund                       125,000,000    75,000,000    50,000,000    50,000,000

                                   Class A       Class B      Class C      Class Y      Class D
            Series                  Shares       Shares       Shares       Shares        Shares
            ------               -----------   ----------   ----------   ----------   -----------
The Hartford Aggressive Growth
   Allocation Fund               100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Growth Allocation
   Fund                          100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Balanced
   Allocation Fund               100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Conservative
   Allocation Fund               100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford Income Allocation
   Fund                          100,000,000   50,000,000   50,000,000   50,000,000    50,000,000
The Hartford DCA Money Fund
   Series I                                                                           300,000,000
The Hartford DCA Money Fund
   Series II                                                                          300,000,000
The Hartford DCA Money Fund
   Series III                                                                         300,000,000
The Hartford DCA Money Fund
   Series IV                                                                          300,000,000
The Hartford DCA Money Fund
   Series V                                                                           300,000,000

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SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to twenty six billion three hundred fifty million (26,350,000,000) shares, with an aggregate par value of twenty five million six hundred thousand dollars ($26,350,000), as classified below:

                                    Class A        Class B       Class C       Class I      Class Y
            Series                   Shares         Shares        Shares       Shares        Shares
            ------               -------------   -----------   -----------   ----------   -----------
The Hartford Advisers Fund         375,000,000   175,000,000   110,000,000           --   100,000,000
The Hartford Balanced Income
   Fund                            200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Capital
   Appreciation Fund               285,000,000   175,000,000   110,000,000   50,000,000    50,000,000
The Hartford Capital
   Appreciation II Fund            200,000,000   200,000,000   200,000,000   50,000,000   200,000,000
The Hartford Capital
   Preservation Fund               285,000,000    75,000,000   200,000,000           --   100,000,000
The Hartford Disciplined
   Equity Fund                     125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Dividend and
   Growth Fund                     325,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford Equity Income
   Fund                            125,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford Floating Rate
   Fund                            200,000,000   200,000,000   200,000,000   50,000,000   200,000,000
The Hartford Focus Fund            125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Focus Growth Fund     125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Global
   Communications Fund             125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Global Financial
   Services Fund                   125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Global Health
   Fund                            125,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford Global Leaders
   Fund                            125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Global
   Technology Fund                 125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford High Yield Fund       125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Income Fund           125,000,000    75,000,000    50,000,000           --    50,000,000

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
The Hartford Inflation Plus
   Fund                            155,000,000   105,000,000    90,000,000   50,000,000    50,000,000
The Hartford International
   Capital Appreciation Fund       125,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford International
   Opportunities Fund              125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford International
   Small Company Fund              125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford MidCap Fund           225,000,000    75,000,000   110,000,000           --    50,000,000
The Hartford MidCap Growth
   Fund                            200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford MidCap Value Fund     125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Money Market Fund   1,200,000,000   500,000,000   500,000,000           --   500,000,000
The Hartford Principal
   Protection Fund                 125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Retirement
   Income Fund                     200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Select MidCap
   Growth Fund                     200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Select MidCap
   Value Fund                      200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Select SmallCap
   Growth Fund                     200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Select SmallCap
   Value Fund                      200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Short Duration
   Fund                            125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Small Company
   Fund                            125,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford Stock Fund            125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Tax-Free
   California Fund                 125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Tax-Free New
   York Fund                       125,000,000    75,000,000    50,000,000           --    50,000,000
The Hartford Target
   Retirement 2010 Fund            200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Target
   Retirement 2020 Fund            200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Target
   Retirement 2030 Fund            200,000,000   200,000,000   200,000,000           --   200,000,000
The Hartford Total Return
   Bond Fund                       125,000,000    75,000,000    50,000,000   50,000,000    50,000,000
The Hartford Value Fund            125,000,000    75,000,000    50,000,000           --    50,000,000

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
                       Class A       Class B      Class C      Class D       Class I      Class Y
      Series            Shares       Shares       Shares        Shares       Shares       Shares
      ------         -----------   ----------   ----------   -----------   ----------   ----------
The Hartford
   Aggressive
   Growth
   Allocation Fund   100,000,000   50,000,000   50,000,000    50,000,000   50,000,000   50,000,000
The Hartford
   Growth
   Allocation Fund   100,000,000   50,000,000   50,000,000    50,000,000   50,000,000   50,000,000
The Hartford
   Balanced
   Allocation Fund   100,000,000   50,000,000   50,000,000    50,000,000   50,000,000   50,000,000
The Hartford
   Conservative
   Allocation Fund   100,000,000   50,000,000   50,000,000    50,000,000   50,000,000   50,000,000
The Hartford
   Income
   Allocation Fund   100,000,000   50,000,000   50,000,000    50,000,000   50,000,000   50,000,000
The Hartford
   DCA Money Fund
   Series I                                                  300,000,000
The Hartford
   DCA Money Fund
   Series II                                                 300,000,000
The Hartford
   DCA Money Fund
   Series III                                                300,000,000
The Hartford
   DCA Money Fund
   Series IV                                                 300,000,000
The Hartford
   DCA Money Fund
   Series V                                                  300,000,000

THIRD: Shares of the Corporation's Class A, B, C, D, I and Y common stock shall have all the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

FIFTH: At a meeting on May 10, 2006 and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board authorized the increase in the total number of shares of capital stock that the Corporation has authority to issue, in order to allocate additional shares to a new series of the Corporation, THE HARTFORD BALANCED INCOME FUND, and to allocate additional shares to CLASS I OF CERTAIN SERIES of the Corporation.

IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles Supplementary to be duly executed by ________________, its _______________, and attested to by __________________, its _________________, this ________ day of
_____________ 2006.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Attest:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

I, ___________________, ________________ of The Hartford Mutual Funds, Inc.,
hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.


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